                                PLEDGE AND
                        INTERCREDITOR AGREEMENT


                        Dated as of May 16, 2003


                               By and Among


                                DEVRY INC.
                                   AND
                  GLOBAL EDUCATION INTERNATIONAL, INC.
                                   AND
                     CERTAIN OF THEIR SUBSIDIARIES

                             as the Grantors


                        THE BANKS PARTY HERETO,


                     THE NOTEHOLDERS PARTY HERETO,


                                   And


              BANK OF AMERICA, N.A., as Collateral Agent


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                            TABLE OF CONTENTS

SECTION                         HEADING                              PAGE

        Section 1.      Defined Terms                                   2
        Section 2.1.    U.S. Pledged Stock                             11
        Section 2.2.    Offshore Pledged Stock                         12
        Section 2.3.    Letter of Credit Cash Collateral.              13
        Section 3.      Representations and Warranties                 13
        Section 4.      Covenants                                      14
        Section 5.      Collateral Agent May Perform                   16
        Section 6.1.    Administration of Pledged Stock                16
        Section 7.      Power of Attorney                              17
        Section 8.      Grantors Indemnification                       18
        Section 9.      Defaults and Remedies                          18
        Section 10.1.   Application of Proceeds of U.S. Pledged Stock  20
        Section 10.2.   Application of Proceeds of Offshore Pledged
                        Stock and GEI Restricted Stock                 21
        Section 10.3.   Letters of Credit                              22
        Section 10.4.   Payments                                       22
        Section 11.     Preferential Payments and Special Trust
                        Account                                        23
        Section 12.     Invalidated Payments                           24
        Section 13.     Appointment of Collateral Agent                24
        Section 14.     Decisions Relating to Administration and
                        Exercise of Remedies Vested in the Required
                        GEI Secured Parties  and the Required Secured
                        Parties                                        24
        Section 15.     Information                                    26
        Section 16.     Additional Parties                             28
        Section 17.     Disclaimers, Indemnity, Successor Collateral
                        Agent, Etc.                                    28
        Section 18.     Continuing Agreement                           30
        Section 19.     Miscellaneous                                  31
        Section 20.     Grantors' Waivers and Consents                 33
        Section 21.     Intercreditor Provisions                       36
        Section 22.1.   Consent to Jurisdiction; Service of Process;
                        Judgement Currency; Waiver of Jury Trial       36
        Section 22.2.   Service of Process upon Agent                  37

Exhibit A	-	U.S. Pledged Stock
Exhibit B	-	Offshore Pledged Stock
Exhibit C-1	-	Form of Acknowledgment to Pledge and Intercreditor
                        Agreement for Additional Lender under an Additional
                        Bank Credit Agreement
Exhibit C-2	-	Form of Acknowledgment to Pledge and Intercreditor
                        Agreement for Additional Noteholders under an
                        Additional Note Agreement
Exhibit D       -       Pledge and Intercreditor Agreement Joinder

                                PLEDGE AND
                         INTERCREDITOR AGREEMENT

        THIS PLEDGE AND INTERCREDITOR AGREEMENT (as the same may be amended or modified from time to time, this "Agreement") is dated as of May 16, 2003, by and among DeVry Inc., a Delaware corporation ("DeVry"), Global Education International, Inc. a Barbados corporation ("GEI", and, together with DeVry, the "Obligors"), certain subsidiaries of the Obligors party hereto or who may become a party hereto by executing and delivering a Pledge and Intercreditor Agreement Joinder (a "Joinder") as hereinafter defined (such subsidiaries, the Obligors and any other Person which grants any Collateral to the Collateral Agent hereunder or any other security document securing the Secured Obligations, are collectively referred to as the "Grantors"), the Bank of America, N.A., in its capacity as Bank Agent, the Noteholders, and Bank of America, N.A., in its capacity as Collateral Agent hereunder.

                                RECITALS:

        A. Pursuant to the terms of that certain Credit Agreement dated as of even date herewith (as amended, restated, superseded or otherwise modified from time to time, the "Bank Credit Agreement") among the Obligors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the banks and other lenders or institutions from time to time party thereto (together with any Additional Lenders, the "Banks"), the Banks are extending credit to the Obligors on the terms provided therein. The obligations of DeVry under the Bank Credit Agreement are unconditionally guaranteed by certain U.S. Subsidiaries of DeVry, and the obligations of GEI under the Bank Credit Agreement are unconditionally guaranteed by DeVry, by certain U.S. Subsidiaries of DeVry and by certain Offshore Subsidiaries of GEI.

        B. Pursuant to the terms of that certain Note Purchase Agreement dated as of even date herewith (as amended, restated, superseded or otherwise modified from time to time, the "Note Agreement"), among the Obligors and the several Purchasers named in Schedule A thereto (together with any successors and assigns, the "Noteholders"), DeVry is selling, and the Noteholders are purchasing from DeVry, its $75,000,000 Floating Rate Senior Notes, Series A, due April 30, 2010 (the "DeVry Notes"), and GEI is selling, and the Noteholders are purchasing from GEI, its $50,000,000 Floating Rate Senior Notes, Series B, Due April 30, 2010 (the "GEI Notes" and, together with the DeVry Notes, are collectively referred to as the "Senior Notes"). The obligations of DeVry under the DeVry Notes and the Note Agreement are unconditionally guaranteed by certain U.S. Subsidiaries of DeVry, and the obligations of GEI under the GEI Notes and the Note Agreement are unconditionally guaranteed by DeVry, by certain U.S. Subsidiaries of DeVry and by certain Offshore Subsidiaries of GEI.

        C. As a condition to the extension of financial accommodations to be given under the Bank Credit Agreement by the Banks, and as a condition precedent to the purchase of the Senior Notes by the Noteholders pursuant to the Note Agreement, the Secured Parties (as defined below) are requiring that the Obligors and the other Grantors and the Collateral Agent enter into this Agreement to secure the obligations of each Grantor in respect of the

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Financing Agreements, and to appoint the Collateral Agent as collateral agent for and on behalf of the Secured Parties, as otherwise more particularly set forth herein.

        D. The Banks or other financial institutions (collectively, the "Additional Lenders") may from time to time enter into one or more Additional Bank Credit Agreements with one or more of the Obligors.

        E. One or more of the Obligors may from time to time enter into one or more agreements either refinancing all or any portion of the Senior Note Obligations or selling one or more additional series of senior notes (the "Additional Senior Notes") to certain purchasers (collectively, the "Additional Noteholders").

        F. The Grantors have determined that the execution and delivery of this Agreement is in furtherance of their corporate purposes and in their best interest and that they will derive substantial benefit, whether directly or indirectly, from the execution of this Agreement, having regard for all relevant facts and circumstances.

        NOW, THEREFORE, in consideration of the premises and for the purpose of inducing the purchase and acceptance of the Senior Notes by the Noteholders and the extension of financial accommodations by the Banks pursuant to the Bank Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

        Section 1. Defined Terms. As used in this Agreement, the following terms have the meanings indicated below, all such definitions to be equally applicable to singular and plural forms of the terms defined:

       "Acceleration Premium Obligations" means all obligations of any Obligors to pay a "Prepayment Premium" (as defined in the Note Agreement) to the Noteholders as a result of the acceleration of the Senior Note Obligations payable under Section 12.1 of the Note Agreement and all obligations of any Obligor to pay a prepayment premium or make-whole amount under any Additional Note Agreement.

       "Additional Bank Credit Agreement" means any agreement entered into from time to time by any Obligor pursuant to which some or all of the Banks or other financial institutions agree to extend credit to such Obligor(s); provided that each Additional Lender thereunder or an agent acting on behalf of all such Additional Lenders has executed an acknowledgment to this Agreement in the form attached hereto as Exhibit C-1.

       "Additional Grantor" means any Grantor that has executed a joinder to this Agreement in the form of Exhibit D hereto.

       "Additional Lenders" has the meaning ascribed to that term in the recitals hereto.

       "Additional Note Agreement" means any agreement pursuant to which any Obligor issues and sells one or more series of Additional Senior Notes; provided that each Additional Noteholder purchasing such Additional Senior

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Notes issued pursuant thereto has executed an acknowledgment to this Agreement in form attached hereto as Exhibit C-2.

       "Additional Noteholders" has the meaning ascribed to that term in the recitals hereto.

       "Additional Noteholders Documents" means, with respect to any Additional Note Agreement, such Additional Note Agreement, the Additional Senior Notes issued pursuant to such Additional Note Agreement and any Guaranty of a Grantor of the obligations thereunder.

       "Additional Senior Debt" means debt for borrowed money, other than debt evidenced by the Senior Notes and debt under the Bank Credit Agreement, which is not subordinated in right of payment to any other obligation of Grantors.

       "Additional Senior Notes" has the meaning ascribed to that term in the recitals hereto.

       "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

       "Bank of America" means Bank of America, N.A..

       "Banks" has the meaning ascribed to that term in recitals hereto.

       "Bank Agent" means Bank of America, N.A. in its capacity as Administrative Agent under the Bank Credit Agreement, together with any successors as administrative agent under the Bank Credit Agreement.

       "Bank Credit Agreement" has the meaning ascribed to that term in recitals hereto.

       "Bank Credit Obligations" has the meaning ascribed to the term "Obligations" in the Bank Credit Agreement and any analogous term in any Additional Bank Credit Agreement.

       "Bank Documents" has the meaning ascribed to the term "Loan Documents" in the Bank Credit Agreement or any analogous term in any Additional Bank Credit Agreement, any Guaranty of a Grantor of the obligations of any Obligor thereunder, any documents delivered pursuant to a Hedging Transaction with a Bank and any other collateral document given to a Bank or the Collateral Agent.

       "Bank Outstandings" means the sum, without duplication of, (i) the aggregate principal amount of all outstanding loans (whether revolving loans or swing line loans or base rate loans or eurodollar rate loans) made under the Bank Credit Agreement or any Additional Bank Credit Agreement, plus
(ii) all outstanding Letter of Credit Usage.

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       "Bankruptcy Proceeding" means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

       "Code" means the Uniform Commercial Code as the same may from time to time be in effect in any applicable jurisdiction.

       "Collateral" means the U.S. Pledged Stock, the Offshore Pledged Stock, the GEI Restricted Stock, Letter of Credit Cash Collateral, any additional collateral granted pursuant to Section 19(b) and any other collateral held or received by any Secured Party to secure payment of any Secured Obligation.

       "Collateral Agent" means Bank of America, N.A. in its capacity as collateral agent hereunder and any successor collateral agent appointed pursuant to Section 17(g).

       "Collateral Agent-Related Persons" means the directors, officers, employees and agents of the Collateral Agent.

       "Default Rate" has the meaning ascribed to that term in Section 5.

       "DeVry Notes" has the meaning ascribed to such term in the Recitals.

       "DeVry Obligations" means the obligations of DeVry under (i) the Bank Credit Agreement, (ii) any Additional Bank Credit Agreement, (iii) the Note Agreement, (iv) any Additional Note Agreement, (v) the DeVry Notes, (vi) any Additional Senior Notes issued by DeVry after the date of this Agreement, and
(vii) any Interest Rate Protection/Currency Swap Agreement entered into by DeVry or any U.S. Subsidiary.

       "Directing Party" means, with respect to any particular instruction given to the Collateral Agent, each Party that has given such instruction to the Collateral Agent.

       "Enforcement" means the commencement of enforcement, collection (including judicial or non-judicial foreclosure) or similar proceedings with respect to the Collateral.

       "Equity Interests" means, (i) with respect to any corporation, any capital stock of such corporation, (ii) with respect to any partnership or limited partnership, any partnership or limited partnership interest in such partnership or limited partnership, (iii) with respect to any limited liability company, any membership interest in such limited liability company, and (iv) with respect to any other business entity, any equity or ownership interest in such business entity.

       "Event of Default" has the meaning ascribed to such term in Section 9.

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       "Fees and Charges" means any fees, indemnities or other expenses the payment of which is required by the Bank Credit Agreement, any Additional Bank Credit Agreement, the Note Agreement or any Additional Note Agreement.

       "Financing Agreements" means the Bank Documents, the Noteholder Documents, any Additional Noteholder Documents, this Agreement, each other security document securing the Secured Obligations, and any other instruments, documents or agreements entered into in connection with any Secured Obligation or Financing Agreement.

       "GAAP" means generally accepted accounting principles applicable from time to time in the United States of America.

       "GEI" has the meaning assigned thereto in the recitals hereto.

       "GEI Notes" has the meaning ascribed to such term in the Recitals.

       "GEI Obligations" means the obligations of GEI under (i) the Bank Credit Agreement, (ii) any Additional Bank Credit Agreement, (iii) the Note
Agreement, (iv) any Additional Note Agreement, (v) the GEI Notes, (vi) any Additional Senior Notes issued by GEI after the date of this Agreement and
(vii) any Interest Rate Protection/Currency Swap Agreement entered into by GEI or any Offshore. Subsidiary.

       "GEI Restricted Stock" has the meaning assigned thereto in
Section 2.1(b).

       "GEI Secured Parties" means any Secured Party who is the holder of any indebtedness, obligations and liabilities of GEI under the Bank Documents, the Noteholder Documents or any Additional Noteholder Documents.

       "Grantors" has the meaning assigned thereto in the introductory paragraph hereto.

       "Guaranty" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other obligation of the payment or performance of such indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other obligation is assumed by such Person.

       "Hedging Exposure" means, on any date of determination for any Hedging Transaction, the amount, as calculated in good faith and in a commercially reasonable manner by the Bank that is a Grantor's counterparty for such Hedging Transaction, which such Bank would pay to a third party (such amount being expressed as a negative number) or received from a third party (such amount being expressed as a positive number) in an arm's length transaction as consideration for the third party's entering into a new transaction with such Bank in which: (a) such Bank holds the same position in the Hedging Transaction as it currently holds; (b) the third party holds the same position as a Grantor currently holds; and (c) the new transaction has economic and other terms and conditions identical in all respects to such Hedging Transaction except that (i) the date of calculation shall be deemed to be the date of commencement of the new transaction and (ii) all period end dates shall correspond to all period end dates, if any, for such Hedging Transaction. For purposes of clarification, Hedging Exposure shall include, without duplication, all Specified Swap Obligations.

       "Hedging Transaction" means Specified Swap Contracts and each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction or any other similar transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by any Grantor from time to time pursuant to an Interest Rate Protection/Currency Swap Agreement; provided that such transaction is entered into for purposes of protection from price, interest rate, or currency fluctuations posed by debt, contract or purchase order obligations and not for speculative purposes.

       "Intercreditor Provisions" has the meaning ascribed to that term in
Section 21.

       "Interest Rate Protection/Currency Swap Agreement" means any interest rate swap, cap, floor, collar, forward rate agreement, or other rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into between any Grantor and any Bank.

       "International Holdings" means International Education Holdings, Inc., a Delaware corporation, the owner of 100% of the outstanding capital stock of GEI.

       "Issuing Bank" means Bank of America, N.A. or any other lender in its capacity as an issuer of Letters of Credit, and any successor issuers thereto.

       "Joinder" shall have the meaning assigned thereto in the introductory paragraph hereto in the form of Exhibit D or such other form that is acceptable to the Collateral Agent.

       "Letter of Credit Cash Collateral" means any cash collateral furnished to the Collateral Agent pursuant to section 8.2 of the Bank Credit Agreement or deposited with or held by the Bank Agent, any Bank or the Collateral Agent as collateral security for any Letters of Credit.

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       "Letter of Credit Usage" means, as at any date of determination, without duplication, the sum of (i) the Maximum Available Amount plus (ii) the aggregate amount of all drawings under the Letters of Credit honored by the Banks and not theretofore reimbursed by Obligor.

       "Letters of Credit" means the letters of credit issued pursuant to the Bank Credit Agreement or any Additional Bank Credit Agreement.

       "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

       "Maximum Available Amount" means, as of any date of determination, the amount that may be drawn under the Letters of Credit (whether or not the beneficiary thereof shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under the Letters of Credit).

       "Non-Directing Party" means, with respect to any particular instruction given to the Collateral Agent, each Party that has not given or agreed with such instruction given to the Collateral Agent.

       "Note Agreement" has the meaning ascribed to the term in recitals hereto.

       "Noteholder Documents" means the Note Agreement, the Senior Notes and any Guaranty of a Grantor of the obligations thereunder.

       "Noteholders" has the meaning ascribed to the term in recitals hereto.

       "Obligors" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

       "Obligations Secured by Offshore Grantors" has the meaning assigned thereto in Section 2.2(b).

       "Obligations Secured by U.S. Grantors" has the meaning assigned thereto in Section 2.1(c).

       "Offshore Grantor" means GEI, and any of its Offshore Subsidiaries and any Person organized under the laws of a jurisdiction outside the United States who grants any Collateral to the Collateral Agent hereunder or any other security document securing the Offshore Secured Obligations.

       "Offshore Pledged Stock" has the meaning assigned thereto in
Section 2.2(a).

       "Offshore Subsidiary" means a Subsidiary of GEI organized under the laws of a jurisdiction located outside the United States.

       "Opinion of Counsel" means a written opinion of an attorney or firm of attorneys which in the case of any Person may be an employee thereof, a copy of which opinion is furnished to each Secured Party.

       "Party" means a Bank, the Issuing Bank, the Bank Agent, a Noteholder or any Additional Noteholder.

       "Permitted Investments" means interest bearing demand deposits invested by the Collateral Agent in a federally insured account with the Collateral Agent or any other instrument consented to by the Required Secured Parties.

       "Permitted Liens" means (i) judgment Liens, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay (or such lesser period to time as applicable law allows a judgment creditor to levy on such judgment), or (ii) statutory Liens on property or assets of any Person in which the amount, applicability or validity thereof is contested by such Person on a timely basis in good faith and in appropriate proceedings, and such Person has established reserves therefore in accordance with generally accepted accounting principles applicable in the United States of America, reasonably deemed by it to be adequate, on the books of such Person with respect thereto

       "Person" means any individual, corporation, partnership, limited liability company, trust or other entity.

       "Pledged Stock" means the Offshore Pledged Stock and the U.S. Pledged Stock.

       "Preferential Payment" means any payments (including any payment received pursuant to any Guaranty) or Proceeds from any Grantor or any other source with respect to the Secured Obligations (including from the exercise of any set-off) which are:

                (i) received by a Secured Party within 90 days prior to the commencement of a Bankruptcy Proceeding with respect to any Grantor, or the acceleration of the Senior Notes, any Additional Senior Notes or any Bank Outstandings, and which payment reduces the amount of the Secured Obligations owed to such Secured Party below the amount owed to such Secured Party as of the 90th day prior to such occurrence, or

               (ii) received by a Secured Party (A) within 90 days prior to the occurrence of any Event of Default (other than an Event of Default arising as a result of the commencement of a Bankruptcy Proceeding) which has not been waived or cured within 45 days after the occurrence thereof and which payment reduces the amount of the Secured Obligations owed to such Secured Party below the amount owed to such Secured Party as of the 90th day prior to the occurrence of such Event of Default or
        (B) within 45 days after the occurrence of such Event of Default, or

              (iii) received by a Secured Party after the occurrence of a Special Event of Default except as provided in Sections 10.1(b) and 10.2(b).

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       "Proceeds" has the meaning assigned to it under the Code and, in any event, includes, but is not limited to, (a) any and all proceeds of any collection, sale or other disposition of the Collateral, (b) any and all amounts from time to time paid or payable under or in connection with any of the Collateral and (c) amounts collected by the Collateral Agent or any Secured Party by way of set-off, deduction or counterclaim.

       "Related Equity Rights" means, with respect to any Pledged Stock of a Subsidiary, all rights, authority, powers and privileges of the owner of such Pledged Stock, and all moneys and property and claims for moneys and property due and to become due to such owner under all dividends, distributions, declarations, profits, accounts, contract rights, voting rights, general intangibles, proceeds and any and all other interests and property rights relating to and/or due from such Subsidiary

       "Required Additional Noteholders" means, with respect to each series of Additional Senior Notes outstanding, the Additional Noteholders holding more than 50% of the aggregate principal amount of the outstanding Additional Senior Notes of such series.

       "Required Banks" means, for purposes of the Bank Credit Agreement, the Required Lenders as defined therein, and, for purposes of any Additional Bank Credit Agreement, means those Banks having aggregate percentages of the commitments under such Additional Bank Credit Agreement entitled to act or refrain from acting thereunder in the applicable situation.

       "Required Noteholders" means, the Noteholders holding at least 51% of the aggregate principal amount of the outstanding Senior Notes.

       "Required GEI Secured Parties" means: (a) more than 50% of the aggregate amount of the commitments to GEI under the Bank Credit Agreement and any Additional Bank Credit Agreement (taken as a whole), or, if any such commitments have terminated or expired, more than 50% of the aggregate principal amount of the Bank Outstandings owed by GEI, and (b) more than 50% of the aggregate principal amount of the GEI Notes and Additional Senior Notes issued by GEI outstanding, each voting as a separate class, provided that, if either (A) at any time the aggregate principal amount of the Bank Outstandings owed by GEI, or (B) the aggregate outstanding principal amount of the GEI Notes and any Additional Senior Notes issued by GEI outstanding, represents more than 90% of the sum of the aggregate principal amount of the Bank Outstandings owed by GEI, the GEI Notes and the Additional Senior Notes issued by GEI outstanding, then "Required GEI Secured Parties" shall mean GEI Secured Parties, considered as a single class, holding more than 66-2/3% of the sum of
(i) the aggregate principal amount of the Bank Outstandings owed by GEI,
(ii) the aggregate principal amount of the GEI Notes outstanding, plus
(iii) the aggregate principal amount of the Additional Senior Notes issued by GEI outstanding.

       "Required Secured Parties" means: (a) more than 50% of the aggregate amount of the commitments under the Bank Credit Agreement and any Additional Bank Credit Agreement (taken as a whole), or, if any such commitments have terminated or expired, more than 50% of the aggregate principal amount of the Bank Outstandings, and (b) more than 50% of the aggregate principal amount of the Senior Notes and Additional Senior Notes outstanding, each voting as a

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separate class, provided that, if either (A) at any time the aggregate principal amount of the Bank Outstandings, or (B) the aggregate outstanding principal amount of the Senior Notes and any Additional Senior Notes outstanding, represents more than 90% of the sum of the aggregate principal amount of the Bank Outstandings, the Senior Notes and the Additional Senior Notes outstanding, then "Required Secured Parties" shall mean Secured Parties, considered as a single class, holding more than 66-2/3% of the sum of (i) the aggregate principal amount of the Bank Outstandings, (ii) the aggregate principal amount of the Senior Notes outstanding, plus (iii) the aggregate principal amount of the Additional Senior Notes outstanding.

       "Secured Obligations" means the Obligations Secured by Offshore Grantors and the Obligations Secured by U.S. Grantors.

       "Secured Parties" means the holders, from time to time, of the Secured Obligations.

       "Senior Note Obligations" means all outstanding and unpaid obligations of every nature of all Grantors from time to time to the Noteholders under the Noteholder Documents, and to Additional Noteholders under the Additional Noteholder Documents, including, without limitation, the Acceleration Premium Obligations, LIBOR breakage costs and all Fees and Charges otherwise accruing under the Noteholder Documents and the Additional Noteholder Documents.

       "Senior Notes" has the meaning ascribed to that term in the recitals hereto.

       "Special Event of Default" means: (i) the commencement of a Bankruptcy Proceeding with respect to any Grantor, (ii) any other Event of Default which has not been waived or cured within 45 days after the occurrence thereof, or
(iii) the acceleration of the Senior Notes, any Additional Senior Notes or any Bank Outstandings.

       "Special Trust Account" means that certain interest bearing trust account maintained by or on behalf of the Collateral Agent for the purpose of receiving and holding Preferential Payments.

       "Specified Swap Contract" shall have the meaning assigned thereto in the Bank Credit Agreement.

       "Specified Swap Obligations" shall have the meaning assigned thereto in the Bank Credit Agreement.

       "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by DeVry or GEI.

       "U.S. Grantor" means DeVry, and any of its U.S. Subsidiaries and any other Person organized under the laws of a jurisdiction located within the United States who grants any Collateral to the Collateral Agent hereunder or any other security document securing any Secured Obligations.

       "U.S. Pledged Stock" has the meaning assigned thereto in Section 2.1(a).

       "U.S. Subsidiary" means a Subsidiary of DeVry organized under the laws of one of the states of the United States of America provided however that any Subsidiary organized under the laws of any political subdivision of the U.S. which is owned by GEI or any of its Subsidiaries shall be deemed to be an Offshore Subsidiary.

SECTION 2.  COLLATERAL; SECURED OBLIGATIONS.

    Section 2.1. U.S. Pledged Stock. (a) Subject to the limitations contained in Section 2.1(b), each U.S. Grantor hereby pledges, charges, assigns, transfers and sets over to the Collateral Agent, for the ratable benefit of the Secured Parties, and hereby pledges, charges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of such U.S. Grantor's interest and property rights, whether now existing or hereafter acquired or arising, in and to, all of its Equity Interests in each of its Subsidiaries described in Exhibit A hereto and any U.S. Subsidiary formed or acquired after the date hereof, together with all Related Equity Rights other than the GEI Restricted Stock (all such interests and property rights being collectively referred to as the "U.S. Pledged Stock").

    (b) Limited Pledge. Notwithstanding anything to the contrary contained elsewhere in this Agreement, International Holdings and DeVry shall pledge, charge, assign, transfer and set over to the Collateral Agent only for the ratable benefit of the GEI Secured Parties, Stock Certificate No. 3 representing 35 shares of common stock of GEI (the "GEI Restricted Stock") constituting 35% of its Equity Interests of GEI together with the Related Stock Rights of such Equity Interests to secure International Holdings' obligations under the Guaranties of International Holdings in favor of the Banks, the Noteholders and any Additional Noteholders pursuant to which International Holdings guaranteed or will guaranty the GEI Obligations, and such GEI Restricted Stock shall not under any circumstances be pledged or charged to the Collateral Agent to secure the DeVry Obligations or any Guaranty thereof.

    (c) Obligations Secured by U.S. Pledged Stock. The lien, charge and security interest granted by a Grantor pursuant to Section 2.1(a) to the Collateral Agent for the ratable benefit of the Secured Parties is made and given to secure, and shall secure, subject to the limitations contained in
Section 2.1(b), the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of (i) any and all indebtedness, obligations and liabilities of such Grantor to the Bank Agent, the Issuing Bank or the Banks under or in connection with or evidenced by the Bank Documents (including, without limitation, all "Obligations" as such term is defined under the Bank Credit Agreement) or this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy, including fees and interest which accrued after such filing of bankruptcy or other similar proceeding regardless of whether such fees and interest are allowed claims in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (ii) all indebtedness, obligations and liabilities of such Grantor to the Noteholders under or in connection with or evidenced by the Noteholder Documents or this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy, including fees and interest which accrued after such filing of bankruptcy or other similar proceeding regardless of whether such fees and interest are allowed claims in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (iii) all indebtedness, obligations and liabilities of such Grantor to any Additional Noteholders under or in connection with or evidenced by each Additional Note Documents or this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy, including fees and interest which accrued after such filing of bankruptcy or other similar proceeding regardless of whether such fees and interest are allowed claims in such proceeding), due or to become due, direct or indirect, absolute or contingent, and however evidenced, held or acquired, (iv) all indebtedness, obligations and liabilities of such Grantor to the Collateral Agent under or in connection with or evidenced by this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy, including fees and interest which accrued after such filing of bankruptcy or other similar proceeding regardless of whether such fees and interest are allowed claims in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (v) all Hedging Exposure and other obligations of such Grantor under or arising in connection with any Interest Rate Protection/Currency Swap Agreement, and (vi) any and all expenses and charges, legal or otherwise, suffered or incurred by any Secured Party in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i) through (vi), inclusive, above being referred to herein as the "Obligations Secured by U.S. Grantors").

    Section 2.2. Offshore Pledged Stock.  (a)    Each Offshore Grantor hereby
pledges, charges, assigns, transfers and sets over unto the Collateral Agent, for the ratable benefit of the GEI Secured Parties, and hereby pledges, charges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the GEI Secured Parties, a continuing security interest in all of such Offshore Grantor's interest and property rights, whether now existing or hereafter acquired or arising, in and to, all of its Equity Interests in each of its Subsidiaries described in Exhibit B hereto, and, to the extent permitted by applicable law, any Offshore Subsidiary of GEI formed or acquired after the date hereof, together with all Related Equity Rights and the GEI Restricted Stock (all such interests and property rights being collectively referred to as the "Offshore Pledged Stock").

    (b) Obligations Secured Offshore Pledged Stock. The lien, charge and security interest granted by such Offshore Guarantor pursuant to
Section 2.2(a) to the Collateral Agent for the ratable benefit of the GEI Secured Parties is made and given to secure, and shall secure, the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of (i) any and all indebtedness, obligations and liabilities of such Offshore Grantor to the Bank Agent, the Issuing Bank or the Banks under or in connection with or evidenced by the Bank Documents (including, without limitation, all "Obligations" as such term is defined under the Bank Credit Agreement of GEI thereunder) or this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy, including fees and interest which accrued after such filing of bankruptcy or other similar proceeding regardless of whether such fees and interest are allowed claims in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (ii) all indebtedness, obligations and liabilities of such Offshore Grantor to the Noteholders under or in connection with or evidenced by the Noteholder Documents or this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy, including fees and interest which accrued after such filing of bankruptcy or other similar proceeding regardless of whether such fees and interest are allowed claims in such proceeding), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (iii) all indebtedness, obligations and liabilities of such Offshore Grantors to any Additional Noteholders under or in connection with or evidenced by each Additional Note Documents or this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy, including fees and interest which accrued after such filing of bankruptcy or other similar proceeding regardless of whether such fees and interest are allowed claims in such proceeding), due or to become due, direct or indirect, absolute or contingent, and however evidenced, held or acquired,
(iv) all indebtedness, obligations and liabilities of such Offshore Grantor to the Collateral Agent under or in connection with or evidenced by this Agreement, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (v) all Hedging Exposure and other obligations of such Offshore Grantor under or arising in connection with any Interest Rate Protection/Currency Swap Agreement, and (vi) any and all expenses and charges, legal or otherwise, suffered or incurred by any Secured Party in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i) through (vi), inclusive, above being referred to herein as the "Obligations Secured by Offshore Grantors").

     (c) Notwithstanding any provision of this Section 2.2 or any other provision of this Agreement to the contrary, it is understood that as of the date hereof, the Equity Interest in Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited shall not be pledged pursuant to this Agreement unless and until such pledge is required under the Bank Agreement.

    Section 2.3. Letter of Credit Cash Collateral. Each Bank hereby agrees to promptly remit any Letter of Credit Cash Collateral to the Collateral Agent to be held and distributed pursuant to Section 10.1. Each Obligor agrees to furnish to the Collateral Agent any and all Letter of Credit Cash Collateral required to be furnished pursuant to Section 8.2 of the Bank Credit Agreement.

    Section 2.4. Each Secured Party agrees to promptly deliver to the Collateral Agent any other Collateral that it receives or holds, accompanied by documentation acceptable to the Collateral Agent, to be held as security for the Secured Obligations in accordance with the terms of this Agreement.

    Section 3. Representations and Warranties. Each Grantor represents and warrants with respect to itself and and the Collateral pledged and charged by such Grantor to, the Secured Parties that:

                (a) It is (or, in the case of the stock in GEI being pledged by International Holdings, upon recordation and adjudication of the stock transfer in the appropriate recording office in Barbados will be) the owner of the Pledged Stock pledged and charged pursuant to this Agreement, and all rights incident thereto free and clear of any Lien other than the pledge and charge made hereunder and Permitted Liens.

                (b) It has deposited with the Collateral Agent the Pledged Stock pledged by such Grantor, together with a stock power duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto except to the extent that applicable law requires the same, such forms must be executed by the purchaser and/or notarized in order for such stock power or transfer to be recorded.

                (c) This Agreement creates a valid security interest in the Collateral pledged by such Grantor securing payment and performance of the Secured Obligations and all filings and other action necessary to perfect such security interest under all applicable jurisdictions have been or will be taken contemporaneously with the initial funding under the Notes and the Bank Credit Agreement.

                (d) Each share of Pledged Stock is adequately described in and is subject to the lien of this Agreement. The Collateral Agent has a valid first lien upon and (upon filing of certain documents in foreign jurisdictions) prior perfected security interest in the Pledged Stock subject to no equal or prior lien on the Pledged Stock. No effective financing statement or other instrument similar in effect covering all or any part of the Pledge Stock is on file in any recording office, except such as may have been filed in favor of the Collateral Agent with respect to this Agreement.

                (e) Each Grantor represents and warrants that the representations and warranties made with respect to such Grantor set forth in the Financing Agreements are true and correct and such representations and warranties are incorporated herein by reference with the same force and effect as though set forth herein in full.

    Section 4. Covenants. Each Grantor, with respect to itself and the Collateral pledged and charged by it hereunder, covenants and agrees with the Secured Parties that:

                (a) Such Grantor will pay promptly when due all taxes, assessments, and governmental charges and levies upon or against the Collateral in each case before the same become delinquent and before penalties accrue thereon, unless (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of such Collateral or any material interference with the use thereof by such

        Grantor and (2) such Grantor shall have set aside on its books, reserves deemed by it to be adequate with respect thereto in accordance with and as required by GAAP.

                (b) It will not, without the Collateral Agent's prior written consent, sell, assign, mortgage, lease or otherwise dispose of or otherwise permit a Lien (other than Permitted Liens) to exist on the Collateral or any interest therein, provided that such Grantor may sell, assign or otherwise dispose of any Collateral or interest therein if such sale, assignment or other disposition is permitted by all of the Financing Agreements.

                (c) It will not will change its name, or except as aforesaid, transact business under any trade name, in each case without first giving the Collateral Agent 30 days' prior written notice of its intent to do so, provided that in the case of any acquisition by such Grantor of any business entity or operation giving rise to the requirement to give notice to the Collateral Agent of the use of a new trade name pursuant to the foregoing, such notice shall be given to the Collateral Agent within 30 days following the date such acquisition is finalized.

                (d) The Collateral Agent agrees to prepare, and such Grantor agrees to cooperate with the Collateral Agent to execute and deliver to the Collateral Agent, such further agreements and assignments or other instruments and to do all such other things necessary or reasonably appropriate to assure the Collateral Agent its security interest hereunder, including such financing statement or statements, continuation statements or amendments thereof or supplements thereto or other instruments as may from time to time be required in order to comply with the Code.

                (e) In the event for any reason the law of any jurisdiction other than the State of New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Grantor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interest of the Collateral Agent as set forth herein under the law of such other jurisdiction to at least the same extent as such security interest would be protected under the Code. If any Collateral is in the possession or control of any of such Grantor's agents or processors and the Collateral Agent so requests, such Grantor agrees to notify such agents or processors in writing of the Collateral Agent's security interest therein and, upon the occurrence and continuance of an Event of Default hereunder and at the Collateral Agent's request, instruct all agents and processors in possession of Collateral to hold all such Collateral for the Collateral Agent's account and subject to the Collateral Agent's instructions.

                (f) It shall respond promptly to all reasonable requests of the Collateral Agent for information concerning the conduct of all lawsuits brought by such Grantor (or in which such Grantor participates) against any other Person. Each Grantor will warrant and defend the Collateral pledged by it hereunder against any claims and demands of all persons at any time claiming the same or any interest in such Collateral adverse to the Collateral Agent.

                (g) Each Grantor shall remain liable to the Secured Parties under the Financing Agreements to which it is a party for any deficiency resulting after the sale of its Collateral. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the applicable Grantor or to whomsoever the Collateral Agent reasonably determines is lawfully entitled thereto.

                (h) The Collateral and every part thereof will be free and clear of all security interests, liens (including without limitation mechanics', laborers' and statutory liens), attachments, levies and encumbrances of every kind, nature and description, whether voluntary or involuntary, other than the security interest granted hereunder and Permitted Liens.

    Section 5. Collateral Agent May Perform. On failure of any Grantor to perform any of the covenants and agreements herein contained, the Collateral Agent may, at its option, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including without limitation the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the applicable Grantor immediately without notice or demand, shall constitute so much additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) determined by adding 2% to the rate per annum from time to time announced by Bank of America, N.A. in New York, New York, as its prime commercial rate with any change in such rate per annum as so determined by reason of a change in such prime commercial rate to be effective on the date of such change in said prime commercial rate (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Collateral Agent on behalf of the Grantors, and no such advancement or expenditure therefor, shall relieve the Grantors of any default under the terms of this Agreement. The Collateral Agent, in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Collateral Agent, in performing any act hereunder, shall be the sole judge in reasonably determining whether the Grantors are required to perform the same under the terms of this Agreement.

    Section 6.1. Administration of Pledged Stock. (a) Until an Event of Default has occurred and is continuing and the Collateral Agent instructs the Grantors otherwise, the Grantors shall be entitled:

                (a) To vote all or any part of the Pledged Stock at any and all meetings of shareholders relating to such Pledged Stock and to execute consents in respect thereof, and to consent to ratify or waive notice of any or all meetings of the shareholders relating to such Pledged Stock with the same force and effect as if this Agreement had not been made, and, if necessary, upon the receipt of the written request from the applicable Grantor, the Collateral Agent shall from time to time execute and deliver to the applicable Grantor appropriate proxies for that purpose; and

                (b) To receive,collect or have paid over all dividends declared or paid on the Pledged Stock, except (i) dividends or distributions constituting stock dividends, (ii) dividends or distributions in kind, or (iii) liquidating dividends (either partial or complete), any and all such excepted dividends and distributions to constitute and be additional security for the purposes aforesaid and to be paid over and/or pledged and deposited with the Collateral Agent, and the Collateral Agent shall have in respect thereof all of the powers and rights as are herein provided in respect of the initial Pledged Stock.

    Section 6.2. Each Grantor agrees that it shall pay over to the Collateral Agent, immediately upon receipt, any money or other distribution upon or in respect of the Pledged Stock or any part thereof, other than dividends which such Grantor is entitled to receive or retain under Section 6.1 above.

    Section 6.3. (a) Each U.S. Grantor agrees that it shall deliver to the Collateral Agent, for the ratable benefit of the Secured Parties, immediately upon receipt, all shares of capital stock issued to such U.S. Grantor by any of its Subsidiaries (other than dormant Subsidiaries) pledged hereunder, together with stock powers endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto, and such further documentation as the Collateral Agent may request pursuant to Section 4(e) hereof; provided, however, that in no event shall more than 65% of the capital stock of GEI be pledged to the Collateral Agent to secured the DeVry Obligations

        (b) Each Offshore Grantor agrees that it shall deliver to the Collateral Agent, for the ratable benefit of the GEI Secured Parties, immediately upon receipt, all shares of capital stock issued to such Offshore Grantor by any of its Subsidiaries pledged hereunder, together with stock powers endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto, and such further documentation as the Collateral Agent may request pursuant to Section 4(e) hereof.

    Section 6.4. All payments or other distributions received by such Grantor upon or in respect of the Pledged Stock other than which such Grantor is entitled to receive and retain under Section 6.1 or Section 6.3 shall be held in trust for the Collateral Agent and forthwith delivered by such Grantor in the form received, with such Grantor's endorsement in blank for transfer or accompanied by an assignment or assignments sufficient to transfer title thereto, and shall constitute part of the Pledged Stock.

    Section 7.  Power of Attorney.    Each Grantor hereby appoints the
Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instruments which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purpose hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided, however, that the Collateral Agent shall have no duty or obligation to any Grantor to collect or enforce payment of any of the Pledged Stock whether by way of presentment, demand, protest, notice of dishonor or otherwise. Without limiting the generality of the foregoing, after the happening, but only during the continuance, of any Event of Default, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing payments of dividends or any other distribution or payment in respect of the Pledged Stock or any part thereof and to give full discharge for the same.
    Section 8. Grantors Indemnification. Whether or not the transactions contemplated hereby are consummated, the U.S. Grantors and the Offshore Grantors, shall indemnify, defend and hold each Secured Party and each GEI Secured Party, and any Collateral Agent-Related Person, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Secured Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Grantors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    Section 9. Defaults and Remedies. (a) The occurrence of any of the following events, or the existence of any of the following conditions, shall constitute an "Event of Default" hereunder:

                (1) the occurrence of any event or the existence of any condition which is specified as an Event of Default under the Bank Credit Agreement, any Additional Bank Credit Agreement, the Note Agreement or any Additional Note Agreement; or

                (2) any representation or warranty made by any Grantor herein, or in any written statement or certificate furnished by it pursuant hereto, or in connection with this Agreement shall be untrue in any material respect as of the date of the issuance or making thereof; or

                (3) default in the observance or performance by any Grantor of any provision of this Agreement, and such default continues for five days.

    (b) With respect to all of the Collateral other than cash, upon the occurrence and during the continuation of any Event of Default hereunder, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Collateral Agent may, without demand and without advertisement, except with respect to a public sale, hearing or process of law, all of which each Grantor hereby waives, at any time or times, sell and deliver any or all Collateral (other than cash) held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, provided that said disposition complies with any and all mandatory legal requirements. In addition to all other sums due any Secured Party, the Grantors shall pay the Collateral Agent all costs and expenses incurred by it, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Collateral Agent concerning any matter arising out of or connected with this Agreement, the Collateral or Secured Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Grantors in accordance with
Section 19(b) at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Grantors if the Grantors have signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition, provided that the Grantors are not hereby agreeing to sign such a statement. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, the Collateral Agent, any Bank, any Noteholder or any Additional Noteholders may be the purchaser at any such sale. To the extent permitted by applicable law, the Grantors hereby waive all of their rights of redemption from any such sale. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.

    (c) With respect to cash, upon the occurrence and during the continuation of any Event of Default hereunder, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), the right to exercise exclusive control over any proceeds of Collateral in its possession or held at any bank or in any lockbox, including cash, including without limitation the right to collect, withdraw and receive all amounts due or to become due or payable under each such deposit account, and shall have the right to apply such amounts in reduction of the Secured Obligations as contemplated by Section 10.

    (d) Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement among the Grantors and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Collateral Agent nor any party acting as attorney for the Collateral Agent shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Parties may have.

    Section 10.1. Application of Proceeds of U.S. Pledged Stock.  (a)     Any
and all Proceeds received by the Collateral Agent in connection with an Enforcement relating to any U.S. Pledged Stock and any Preferential Payments received from any U.S. Grantor which are required to be paid to all Secured Parties in accordance with the provisions of Section 11, together with any Letter of Credit Cash Collateral, shall be applied promptly by the Collateral Agent, as follows:

                FIRST: To the payment of the reasonable costs and expenses of such sale, collection or other realization, including, without duplication, fees and expenses of counsel (including the allocated cost of in-house counsel) to the Collateral Agent evidenced by reasonable and customary computer back-up detail, unpaid collateral agency fees, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

                SECOND: To the ratable payment of the Secured Obligations to Secured Parties, calculated in accordance with the provisions of
        Section 10.1(b);

                THIRD: To the ratable payment of the Fees and Charges to Secured Parties and any other Secured Obligations, if any; and

                FOURTH: After payment in full of all Secured Obligations, to the payment to or upon the order of the Grantors, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

Until such Proceeds, Preferential Payments and Letter of Credit Cash Collateral are so applied, the Collateral Agent shall hold such Proceeds, Preferential Payments and Letter of Credit Cash Collateral in its custody in accordance with its regular procedures for handling deposited funds, and the Collateral Agent shall invest such Proceeds and Preferential Payments in Permitted Investments pending distribution pursuant to Section 10.1.

    (b) Any Proceeds received by the Collateral Agent in respect of the U.S. Pledged Stock (net of any amounts applied in accordance with Section 10.1(a) FIRST), shall be applied in accordance with the priority set forth in Section 10.1(a) SECOND so that each Secured Party shall receive payment of its proportionate amount of all such Proceeds, as the case may be. Payment shall be based upon the proportion which the amount of such Secured Obligations of such Secured Party bears to the total amount of all Secured Obligations of all such Secured Parties. For purposes of determining the proportionate amounts of all Secured Obligations sharing in any such distribution: (i) the amount of the outstanding Bank Credit Obligations shall be deemed to be the sum of the principal amount of the Bank Outstandings (including, subject to Section 10.3, the Maximum Available Amount) and all accrued interest, letter of credit fees and commitment fees and LIBOR breakage costs with respect thereto and including Hedging Exposure but excluding Fees and Charges other than letter of credit fees and commitment fees, and (ii) the amount of the outstanding Senior Note Obligations shall be deemed to be the principal amount of the Senior Notes and all Additional Senior Notes plus all accrued interest and LIBOR breakage costs with respect thereto, and including the Acceleration Premium Obligations but excluding Fees and Charges. In the event the Proceeds received by the Collateral Agent shall be insufficient to pay in full the whole amount so due and owing upon the Secured Obligations to all Secured Parties, then such Proceeds shall be shared ratably according to the aggregate of such principal and the accrued interest and fees with respect thereto including the Maximum Available Amount subject to Section 10.3, any Acceleration Premium Obligation and all Hedging Exposure but excluding Fees and Charges, with the application of such Proceeds to be made by each Secured Party as directed in the applicable Bank Documents, Note Agreement or Additional Note Agreement, or if not so directed, as determined by each Secured Party in its sole discretion. In the event any Secured Party receives more than its proportionate share of any Proceeds or Preferential Payments, such Secured Party shall immediately return such excess amount to the Collateral Agent to be distributed in accordance with Section 10.1(b).

    Section 10.2. Application of Proceeds of Offshore Pledged Stock and GEI
Restricted Stock.  (a) 	Any and all Proceeds received by the Collateral Agent
in connection with an Enforcement relating to any Offshore Pledged Stock (including any GEI Restricted Stock), and any Preferential Payments received from any Offshore Grantor or any Preferential Payments relating to any GEI Restricted Stock which are required to be paid to all GEI Secured Parties in accordance with the provisions of Section 11, shall be applied promptly by the Collateral Agent, as follows:

                FIRST: To the payment of the reasonable costs and expenses of such sale, collection or other realization, including, without duplication, fees and expenses of counsel (including the allocated cost of in-house counsel) to the Collateral Agent evidenced by reasonable and customary computer back-up detail, unpaid collateral agency fees, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

                SECOND: To the ratable payment of the Obligations Secured by Offshore Grantors to GEI Secured Parties, calculated in accordance with the provisions of Section 10.2(b);

                THIRD: To the ratable payment of the Fees and Charges and any other Secured Obligations, if any, which are owed by GEI or any Offshore Grantor to the GEI Secured Parties; and

                FOURTH: After payment in full of all Obligations Secured by Offshore Grantors, to the payment to or upon the order of the applicable Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

Until such Proceeds and such Preferential Payments are so applied, the Collateral Agent shall hold such Proceeds and such Preferential Payments in its custody in accordance with its regular procedures for handling deposited funds and the Collateral Agent shall invest such Proceeds and Preferential Payments in Permitted Investments pending distribution pursuant to
Section 10.2.

    (b) Any Proceeds received by the Collateral Agent in respect of any Offshore Pledged Stock (net of any amounts applied in accordance with Section 10.2(a) FIRST) and Proceeds relating to any GEI Restricted Stock shall be applied in accordance with the priority set forth in Section 10.2(a) SECOND so that each GEI Secured Party shall receive payment of its proportionate amount of all such Proceeds, as the case may be. Payment shall be based upon the proportion which the amount of such Obligations Secured by Offshore Grantors of such Secured Party bears to the total amount of all Obligations Secured by Offshore Grantors of all such GEI Secured Parties. For purposes of determining the proportionate amounts of all Obligations Secured by Offshore Grantors sharing in any such distribution: (i) the amount of the outstanding Bank Credit Obligations owed by GEI shall be deemed to be the sum of the principal amount of the Bank Outstandings (including, subject to Section 10.3, the Maximum Available Amount) and all accrued interest, LIBOR breakage costs and letter of credit fees and commitment fees with respect thereto, and including Hedging Exposure but excluding Fees and Charges other than letter of credit fees and commitment fees, and (ii) the amount of the outstanding Senior Note Obligations owed by GEI shall be deemed to be the principal amount of the GEI Notes and all Additional Senior Notes issued by GEI plus all accrued interest and LIBOR breakage costs with respect thereto and including the Acceleration Premium Obligations but excluding Fees and Charges. In the event the Proceeds received by the Collateral Agent shall be insufficient to pay in full the whole amount so due and owing upon the Obligations Secured by Offshore Grantors to all GEI Secured Parties, then such Proceeds shall be shared ratably according to the aggregate of such principal and the accrued interest and fees with respect thereto including the Maximum Available Amount subject to Section 10.3, any Acceleration Premium Obligation and all Hedging Exposure but excluding Fees and Charges, with the application of such Proceeds to be made by each GEI Secured Party as directed in the applicable Bank Documents, Note Agreement or Additional Note Agreement, or if not so directed, as determined by each GEI Secured Party in its sole discretion. In the event any Secured Party receives more than its proportionate share of any Proceeds or Preferential Payments, such Secured Party shall immediately return such excess amount to the Collateral Agent to be distributed in accordance with
Section 10.2(b).

    Section 10.3. Letters of Credit. Notwithstanding anything herein to the contrary, any amounts distributed for application to any Grantor's liabilities with respect to any such undrawn Letters of Credit shall be held by the BankAgent and the Banks as collateral security for such liabilities until a drawing thereon, at which time such collateral shall be applied to such liabilities. If Letters of Credit constituting part of the Bank Credit Obligations expire without having been drawn upon in full, the undrawn portion shall be excluded from the Bank Credit Obligations for purposes of Sections 10.1 and 10.2, all as though such undrawn portion had never existed. If distributions have previously been made under Sections 10.1 and 10.2 with respect to Letters of Credit constituting part of the Bank Credit Obligations which expire without having been drawn upon in full, the amounts due each Secured Party out of such distribution shall be redetermined by excluding the undrawn amount of such expired Letters of Credit from the calculations under such Sections and if a redetermination reveals that there has been an overpayment to any Secured Party, each Secured Party which received such an overpayment shall pay to those other Secured Parties who were underpaid in respect of such distribution the amount of the underpayment.

    Section 10.4. Payments.  Payments by the Collateral Agent in respect of
(i) the Bank Credit Obligations shall be made to the Banks in accordance with the Bank Credit Agreement or any Additional Bank Credit Agreement, as applicable; (ii) the Senior Note Obligations shall be made as directed in writing by the Noteholder or the Additional Noteholder, as the case may be, to whom such Senior Note Obligations are owed; and (iii) Hedging Exposure shall be made as directed by the Bank to which such is owed.

    Section 11. Preferential Payments and Special Trust Account. (a) The Collateral Agent shall give each Secured Party a written notice (a "Notice of Special Default") promptly after being notified in writing by a Secured Party that a Special Event of Default has occurred. After the receipt of such Notice of Special Default, all Preferential Payments other than those payments received pursuant to Section 11(b) shall be deposited into the Special Trust Account. The Collateral Agent shall establish separate sub-accounts within the Special Trust Account and shall credit Preferential Payments received with respect to the DeVry Obligations into a sub-account entitled "DeVry Preferential Payments" and shall credit Preferential Payments received with respect to the GEI Obligations into a sub-account entitled "GEI Preferential Payments." Each Secured Party agrees that no Event of Default shall occur as a result of payments so made on a timely basis to the Collateral Agent.

        (b) If (i) such Special Event of Default is waived by the Required Banks under the Bank Credit Agreement or any Additional Bank Credit Agreement or the Required Noteholders or the Required Additional Noteholders, if any, or both, as the case may be, and if no other Event of Default has occurred and is continuing, (ii) such Special Event of Default is cured by the Grantors or by any amendment of the Bank Credit Agreement, any Additional Bank Credit Agreement, the Note Agreement or any Additional Note Agreement, as the case may be, and if no other Event of Default has occurred and is continuing, or
(iii) none of the Secured Obligations has been accelerated and neither the Required Secured Parties nor the Required GEI Secured Parties have instructed the Collateral Agent to seek the appointment of a receiver, commence litigation against any Grantor, liquidate the Collateral, commence a Bankruptcy Proceeding against any Grantor, seize Collateral, or exercise other remedies of similar character prior to the 90th day following such Special Event of Default, the Collateral Agent thereupon shall return all amounts, together with their pro rata share of interest earned thereon, held in the Special Trust Account representing payment of any Secured Obligations to the Secured Party initially entitled thereto, and no payments thereafter received by a Secured Party shall constitute a Preferential Payment by reason of such cured or waived Special Event of Default. No payment returned to a Secured Party for which such Secured Party has been obligated to make a deposit into the Special Trust Account shall thereafter ever be characterized as a Preferential Payment.

    (c) Each Secured Party agrees that, upon the occurrence of a Special Event of Default, it shall (i) promptly notify the Collateral Agent of the receipt of any Preferential Payments, (ii) hold such amounts in trust for the Secured Parties and act as agent of the Secured Parties during the time any such amounts are held by it, and (iii) deliver to the Collateral Agent such amounts for deposit into the Special Trust Account.

    (d) If (i) an Event of Default has occurred and has not been waived or cured within 90 days after the occurrence thereof, (ii) the Secured Obligations have been accelerated or (iii) the Required Secured Parties or the Required GEI Secured Parties have instructed the Collateral Agent to seek the appointment of a receiver, commence litigation against any Grantor, liquidate any Collateral, commence a Bankruptcy Proceeding against any Grantor, seize Collateral, or exercise other remedies of similar character, then all funds, together with interest earned thereon, held in the DeVry Preferential Payment sub-account in the Special Trust Account and all subsequent Preferential Payments with respect to the DeVry Obligations shall be applied in accordance with the provisions of Section 10.1 above and all funds, together with interest earned thereon, held in the GEI Preferential Payment sub account in the Special Trust Account and all subsequent Preferential Payments with respect to the GEI Obligations shall be applied in accordance with the
provisions of Section 10.2 above.   Any Secured Party which is aware of the
same, shall give the Collateral Agent written notice of any Event of Default which has occurred and which has not been waived or cured within 90 days after the occurrence thereof, provided that failure to give any such notice shall not modify, amend or otherwise prejudice or affect the rights of any Secured Party hereunder.

    Section 12. Invalidated Payments. If any amount distributed by the Collateral Agent to a Secured Party in accordance with the provisions of this Agreement is subsequently required to be returned or repaid by the Collateral Agent or such Secured Party to any Grantor or any Affiliate thereof or their respective representatives or successors in interest, whether by court order, settlement or otherwise (a "Repayment Event"), the Collateral Agent shall thereafter apply Proceeds received in a manner consistent with the terms of this Agreement such that all Secured Parties receive such proportion of the Proceeds as would have been received had the original payment which gave rise to such Repayment Event not occurred. If a Repayment Event occurs which results in the Collateral Agent being required to return or repay any amount distributed by it under this Agreement, the Secured Party to which such amount was distributed shall, promptly upon its receipt of a notice thereof from the Collateral Agent, pay the Collateral Agent such amount; provided that, if any Secured Party shall fail to promptly pay such amount to the Collateral Agent, the Collateral Agent may deduct such amount from any amounts payable thereafter to such Secured Party under this Agreement.

    Section 13. Appointment of Collateral Agent. Each Secured Party hereby (subject to Section 17(g)) appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Bank, any Noteholder or Additional Noteholders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

    Section 14. Decisions Relating to Administration and Exercise of Remedies Vested in the Required GEI Secured Parties and the Required Secured Parties.
(a) The Collateral Agent agrees that it will not release Liens or Collateral or commence Enforcement without the direction of the Required Secured Parties;

provided, however, that the Collateral Agent shall release the Lien granted to the Collateral Agent on any Collateral held by it if no Event of Default has occurred and is continuing and such Collateral is sold or otherwise disposed by the Grantor who owns such Collateral in accordance with the terms of the Financing Agreements. The Collateral Agent agrees to administer this Agreement and the Collateral and to make such demands and give such notices under this Agreement as the Required Secured Parties, or the Required GEI Secured Parties in the case of the Offshore Pledged Stock, may request, and to take such action to enforce this Agreement and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed by the Required Secured Parties or as may be directed by the Required GEI Secured Parties in the case of the Offshore Pledged Stock. The Collateral Agent shall not be required to take any action that is in the Opinion of Counsel contrary to law or to the terms of this Agreement, or that would in the Opinion of Counsel subject it or any of its officers, employees, agents or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement, unless and until the Collateral Agent shall be indemnified to its reasonable satisfaction by one or more of the Secured Parties against any and all loss, cost, expense or liability in connection therewith.

    (b) Each Party agrees that the Collateral Agent shall act as the Required Secured Parties may request, or as the Required GEI Secured Parties may request in the case of the Offshore Pledged Stock (regardless of whether any individual Party or Secured Party agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request and that no Directing Party or Non-Directing Party shall have any liability to any Non-Directing Party or Directing Party, respectively, for any such request. The Collateral Agent shall give prompt notice to the Non-Directing Parties of action taken pursuant to the instructions of the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) to enforce this Agreement; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken. Notwithstanding anything herein to the contrary, the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) shall agree to release the Collateral from the security interests granted for the benefit of any Non-Directing Party only if the Collateral Agent is concurrently releasing the security interest granted with respect to such Collateral for all Secured Parties (or all GEI Secured Parties in the case of the Offshore Pledged Stock) having a security interest in such Collateral.

    (c) Each Party agrees that the only right of a Non-Directing Party under this Agreement is for Secured Obligations held by such Non-Directing Party to be secured by the Collateral for the period and to the extent provided therein and in this Agreement and to receive a share of the proceeds of the Collateral, if any, to the extent and at the time provided in this Agreement.

    (d) The Collateral Agent may at any time request directions from the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) as to any course of action or other matter relating hereto or relating to this Agreement. Except as otherwise provided in this Agreement, directions given by the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) to the Collateral Agent hereunder shall be binding on all Secured Parties, including all Non-Directing Parties, for all purposes.

    (e) Nothing contained in this Agreement shall affect the rights of any Party to give any other Party notice of any default, accelerate or make demand for payment of their respective Secured Obligations under the Financing Agreements or collect payment thereof other than through a realization on or in respect of the Collateral or any part or portion thereof, nor shall anything contained in this Agreement be deemed or construed to affect the rights of any Party to administer, modify, waive or amend any term or provision of any Financing Agreement to which it and any Grantor is a party, other than this Agreement or any other security document securing the Secured Obligations. If the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) instruct the Collateral Agent to take any action, commence any proceedings or otherwise proceed against the Collateral or enforce this Agreement, and such action or proceedings are or may be defective without the joinder of other Parties as parties, then all other Parties shall join in such actions or proceedings. Each Party agrees not to take any action to enforce any term or provision of this Agreement or to enforce any of its rights in respect of the Collateral except through the Collateral Agent in accordance with this Agreement.

    (f) Any Secured Party, which has actual knowledge of an Event of Default, or facts which indicate that an Event of Default has occurred, shall deliver to the Collateral Agent a written statement describing such Event of Default or facts. Failure to do so, however, does not constitute a waiver of such Event of Default by the Secured Parties.

    Section 15. Information. If the Collateral Agent proceeds to enforce this Agreement or to collect, sell, otherwise dispose of or take any other action with respect to any of such agreements or the Collateral or any portion thereof or proposes to take any other action pursuant to or contemplated by this Agreement, the Parties hereto agree as follows:

                (a) The Bank Agent shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Bank Credit Obligations owing to the Issuing Bank, the Bank Agent and the Banks as at such date as the Collateral Agent may specify; and (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by the Banks to be applied to satisfy Bank Credit Obligations. The Banks shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

                (b) The Additional Lenders (or any agent acting on behalf of such Additional Lenders) shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Bank Credit Obligations owing to such Additional Lenders as at such date as the Collateral Agent may specify; and (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by such Additional Lenders to be applied to satisfy Bank Credit Obligations. The Additional Lenders shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

                (c) Each Noteholder shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Senior Note Obligations owed to such Noteholder as at such date as the Collateral Agent may specify; (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the amount that would be payable as a "Prepayment Premium" under the Note Agreement if necessary for a payment relating to the sharing of Proceeds and (iii) promptly from time to time thereafter, notify the Collateral Agent of any payment received thereafter by such Noteholder to be applied to the principal of or interest or "Prepayment Premium" on the Senior Note Obligations owing to such Noteholder. Each Noteholder shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification. If any Noteholder fails to certify to the Collateral Agent any amounts owed to such Noteholder as described above after 10 business days prior written request from such Noteholder, the Collateral Agent shall be entitled to conclusively rely upon a certification of such amount from any Grantor.

                (d) Each Additional Noteholder shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Senior Note Obligations owed to such Additional Noteholder as at such date as the Collateral Agent may specify; (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the amount that would be payable as a prepayment premium or make whole amount under any Additional Note Agreement if necessary for a payment relating to the sharing of Proceeds and (iii) promptly from time to time thereafter, notify the Collateral Agent of any payment received thereafter by such Additional Noteholder to be applied to the principal of or interest or make whole amount or prepayment premium on the Senior Note Obligations owing to such Additional Noteholder. Each Additional Noteholder shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification. If any Additional Noteholder fails to certify to the Collateral Agent any amounts owed to such Additional Noteholder as described above after 10 business days prior written request from such Additional Noteholder, the Collateral Agent shall be entitled to conclusively rely upon a certification of such amount from any Grantor.

                (e) Each Bank party to a Hedging Transaction shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the notional amount under such Hedging Transaction and the amount payable by the Obligor or Guarantor party to such Hedging Transaction upon early termination of such Hedging Transaction at the date of termination as fixed by such Interest Rate Protection/Currency Swap Agreement and (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by such Bank to be applied to amounts due upon early termination of such Hedging Transaction. Such Bank shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

                (f) Each Bank party to any Letter of Credit shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the Letter of Credit Usage applicable to such Letter of Credit and (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by such Bank to be applied to amounts due under such Letter of Credit. Such Bank shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

    Section 16. Additional Parties.   Provided that it is permitted to do so
by the terms of the Bank Credit Agreement, any Additional Bank Credit Agreement, the Note Agreement and any Additional Note Agreements, any Grantor may enter into one or more Additional Bank Credit Agreements or Additional Note Agreements and, pursuant thereto, incur additional Additional Senior Debt. The Additional Senior Debt outstanding under such Additional Bank Credit Agreements or Additional Note Agreements, as the case may be, shall be secured by the Collateral as provided herein; provided that, at the time any Grantor enters into any such Additional Bank Credit Agreements or Additional Note Agreements, each Additional Lender party to such Additional Bank Credit Agreement, or the agent on behalf of all such Additional Lenders to such Additional Bank Credit Agreement, and each Additional Noteholder party to such Additional Note Agreements, as the case may be, shall sign an acknowledgment in the form of Exhibit C-1 or Exhibit C-2, respectively, attached to this Agreement, by which each such Additional Lender or each such Additional Noteholder, as the case may be, agrees to be bound by the terms of this Agreement, and by delivering a signed acknowledgment hereof executed by any Grantor and each Grantor to the Collateral Agent; and provided further that at the time of the incurrence of such additional Senior Debt and after giving effect thereto, no Default or Event of Default shall have occurred.

    Section 17. Disclaimers, Indemnity, Successor Collateral Agent, Etc.
(a) The Collateral Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel (including in-house counsel) concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

    (b) Neither the Collateral Agent nor any of its employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby (except for its own or their gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Secured Parties for any recital, statement, representation or warranty made by any Grantor, or any officer thereof, contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or the validity, effectiveness, genuineness, enforceability, sufficiency of this Agreement or for any failure of any Grantor to perform its obligations hereunder or thereunder. Neither the Collateral Agent nor any of its employees shall be under any obligation to any Bank, the Issuing Bank, any Noteholder or any Additional Noteholders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books or records, of any Grantor.

    (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (but not including counsel to any Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence by the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) customarily and reasonably acceptable to the Collateral Agent. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request or consent of the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

    (d) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Special Event of Default, unless the Collateral Agent shall have received written notice from a Bank, a Noteholder, any Additional Noteholders or any Grantor referring to this Agreement, describing such Event of Default or Special Event of Default, and stating that such notice is a "notice of default." The Collateral Agent shall take such action with respect to such Event of Default or Special Event of Default as may be requested by the Required Secured Parties (or the Required GEI Secured Parties in the case of the Offshore Pledged Stock) in accordance with Section 11; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Special Event of Default, as it shall deem advisable or in the best interest of the Secured Parties.

    (e) Each Bank and each Noteholder acknowledges that none of the Collateral Agent-Related Persons has not made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of any Grantor and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Bank or Noteholder. Each Bank and each Noteholder acknowledges that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Grantor and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to any Grantor hereunder. Each Bank and Noteholder also represents that it will, independently and without reliance upon the Collateral Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Grantor. Except for notices, reports and other documents expressly herein required to be furnished to the Secured Party by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Grantor which may come into the possession of any of the Collateral Agent-Related Persons.

    (f) The Bank Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Grantor and its Subsidiaries and Affiliates as though the Bank Agent were not the Collateral Agent hereunder and without notice to or consent of the Secured Parties. The Secured Parties acknowledge that, pursuant to such activities, the Bank Agent or its subsidiaries may receive information regarding any Grantor or its Subsidiaries (including information that may be subject to confidentiality obligations in favor of any Grantor or such Subsidiary) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to its loans to any Grantor, the Bank Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Collateral Agent, and the terms "Bank" and "Banks" and "Issuing Bank" include Bank of America in its individual capacity.

    (g) (i) The Collateral Agent may resign at any time by giving at least
30 days' notice thereof to the Parties and the Grantors (such resignation to take effect upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder) and the Collateral Agent may be removed as the Collateral Agent at any time with or without cause by any of
(1) the Required Banks, (2) the Required Noteholders or (3) the Required Additional Noteholders, in each case with notice to the Grantors. In the event of any such resignation or removal of the Collateral Agent, the Required Secured Parties (with the approval of DeVry unless an Event of Default has occurred and is continuing which approval shall not be unreasonably withheld or delayed) shall thereupon have the right to appoint a successor Collateral Agent which is not a Secured Party. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign or the removal of the Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause shall be a commercial bank or other financial institution organized under the laws of the United States of America or any state thereof having (1) a combined capital and surplus of at least $250,000,000 and (2) a rating upon its long-term senior unsecured indebtedness of "A-2" or better by Standard & Poor's better by Moody's Investors Service, Inc. or "A" or Corporation.

     (ii) Upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and, become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent. The retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder upon the appointment of the successor Collateral Agent. After any retiring or removed Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this Section 17 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

    Section 18. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations, principal, premium, if any, and interest, and all other amounts then due and payable under any of the Financing Agreements have been fully paid and satisfied in cash, all outstanding Letters of Credit have either terminated or expired, and any commitments of any Secured Party to extend any credit to any Grantor under the Bank Credit Agreement and any Additional Bank Credit Agreement shall have terminated. Upon such termination of this Agreement, the Collateral Agent shall, upon the request and at the expense of the Grantors, forthwith release all its liens, charges and security interests hereunder.

    Section 19. Miscellaneous. (a) Subject to Section 21, the provisions of this Agreement may be amended, waived or modified from time to time only pursuant to a written agreement signed by the Collateral Agent and the Required Secured Parties, provided, however, that no such amendment, waiver or modification shall (i) amend, waive or modify any provision of this
Section 19, or reduce the percentages specified in the definition of Required Secured Parties, or amend, waive or modify Sections 10, without in each case the written consent of each Secured Party whose rights would be adversely affected thereby, or (ii) increase the obligations of any Grantor without the written consent of such Grantor.

    (b) Pursuant to a supplement acceptable to the Collateral Agent, any present or future Grantor may from time to time pledge additional collateral to the Collateral Agent whereupon such additional collateral shall automatically become Collateral hereunder. The Collateral Agent shall promptly notify the Secured Parties of the execution an any such supplement, it being understood that the execution thereof by the Secured Parties and/or any other Grantors shall not be required in order for such supplement to be effective. Pursuant to a Joinder, any Person may become a Grantor hereunder and pledge collateral to the Collateral Agent as described in Exhibit A to the Joinder whereupon such collateral shall automatically become Collateral hereunder. The Collateral Agent shall promptly notify the Secured Parties of the execution an any such Joinder, it being understood that the execution thereof by the Secured Parties, the Collateral Agent and/or any other Grantors shall not be required in order for such supplement to be effective.

    (c) This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantors, their successors and assigns and shall inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors and assigns which are permitted under the Note Agreement, the Additional Note Agreements, the Bank Credit Agreement and any Additional Bank Credit Agreements; provided, however, that no Grantor may assign its rights or delegate its duties hereunder without the Collateral Agent's prior written consent. Each Grantor hereby releases the Collateral Agent from any liability for any act or omission relating to the Collateral or this Agreement, except the Collateral Agent's gross negligence or willful misconduct.

    (d) Except as otherwise specified herein, all notices hereunder shall be in writing (including telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by overnight air courier, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices given by telecopy shall be confirmed in writing within 24 hours by overnight air courier at the address for the relevant party provided below. Notices hereunder shall be addressed:

                To the Grantors at:
                c/o DeVry Inc.
                One Tower Lane
                Oakbrook Terrace, IL  60181
                Attention:      Chief Financial Officer

                Telephone:      (630)574-1906
                Telecopier:     (630) 571-0317

                To the Collateral Agent at:

                Bank of America, N.A., as Agent
                Bank of America, N.A.
                231 South LaSalle Street
                Mail Code: ILI-231-08-30
                Chicago, IL  60697
                Attention:      David Johanson
                                Vice President
                Telephone:      (312) 828-7933
                Telecopier:     (877) 206-8410

                To the Agent and the Banks at their respective addresses and telecopy numbers set forth in the Bank Credit Agreement.

                To the holders of any Bank Credit Obligations under any Additional Bank Credit Agreements, at their respective addresses and telecopy numbers set forth in such Additional Bank Credit Agreements.

                To the Noteholders at their respective addresses for notices set forth in the Note Agreement.

                To the Additional Noteholders, at their respective addresses for notices set forth in the Additional Note Agreements.

Each such notice, request or other communication shall be effective upon receipt.

    (e) In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

    (f) This Agreement shall be deemed to have been made in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. All terms which are used in this Agreement which are defined in the Code shall have the same meanings herein as said terms do in the Code unless this Agreement shall otherwise specifically provide. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

    (g) The Collateral Agent hereby disclaims any representation or warranty to the Secured Parties concerning the perfection of the security interest granted hereunder or in the value of any of the Collateral.

    (h) Each of the Grantors and the Collateral Agent hereby, to the fullest extent permitted by law, waives trial by jury in any action brought under or in connection with this Agreement or any of the documents or instruments executed in connection herewith.

    (i) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.

    Section 20. Grantors' Waivers and Consents. (a) Each Grantor agrees that no Secured Party shall have any responsibility to inquire into the apportionment, allocation or disposition of any Proceeds as among the Grantors.

    (b) For the purpose of implementing the Financing Agreements, each Grantor hereby irrevocably appoints each other Grantor as its agent and attorney-in-fact for all purposes of the Financing Agreements, including without limitation the giving and receiving of notices and other communications.

    (c) Each Grantor acknowledges that the handling of the Collateral on a joint basis as set forth in this Agreement is solely an accommodation to Grantors and is done at their request. Each Grantor agrees that no Secured Party shall incur any liability to any Grantor as a result thereof. To induce the Secured Parties to enter into this Agreement, and in consideration thereof, each Grantor hereby agrees to indemnify each Secured Party and hold each Secured Party harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against any Secured Party by any Grantor or by any other Person arising from or incurred by reason of the structuring of this Agreement as herein provided, reliance by any Secured Party on any requests or instructions from any Grantor, or any other action taken by any Secured Party hereunder, except to the extent resulting from the gross negligence or willful misconduct of any Secured Party. This Section shall survive termination of this Agreement.

    (d) Each Grantor represents and warrants to the Secured Parties that the request for joint handling of the Collateral hereunder was made because the Grantors are engaged in related operations. Each Grantor expects to derive benefit, directly or indirectly, from such availability because the successful operation of Grantors is dependent on the continued successful performance of the functions of the group.

    (e) Each Grantor represents and warrants to the Secured Parties that
(i) it has established adequate means of obtaining from each other Grantor on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Grantors and their respective property, and (ii) each Grantor now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Grantor, and its property. Each Grantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose to such Grantor any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Grantor, or the property of any other Grantor, whether now or hereafter known by any Secured Party during the life of this Agreement.

    (f) Each Grantor acknowledges that its Secured Obligations may derive from value provided directly to another Person and, in full recognition of that fact, each Grantor consents and agrees that the any Secured Party may, at any time and from time to time, without notice to, or demand on, or the agreement of, such Grantor, and without affecting the enforceability or security of the Financing Agreements: (i) with the agreement of any other Grantor, supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) with the agreement of any other Grantor, supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof or any of the Financing Agreements or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) with the agreement of any other Grantor, accept new or additional instruments, documents or agreements in exchange for or relative to any of the Financing Agreements or the Secured Obligations or any part thereof, (iv) accept partial payments on the Secured Obligations; (v) with the agreement of any other Grantor, receive and hold additional security or guaranties for the Secured Obligations or any part thereof, (vi) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Secured Parties in their sole and absolute discretion may determine; (vii) release any party or any guarantor from any personal liability with respect to the Secured Obligations or any part thereof; (viii) settle, release on terms satisfactory to the Secured Parties and any other Grantor or by operation of applicable laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of any other Grantor or any other Person, and correspondingly restructure the Secured Obligations, continuing existence of any Lien under any other Financing Agreement to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.

        Each Grantor expressly waives any right to require any Secured Party to marshal assets in favor of any Grantor, any other Party or any other Person or to proceed against any other Grantor or any other Party or any Collateral provided by any other Grantor or any other Party, and agrees that any Secured Party may proceed against Grantors and/or the Collateral in such order as they shall determine in their sole and absolute discretion. Any Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Grantor agrees that any Secured Party and any other Grantor may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Grantor under the Financing Agreements. Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Grantor or any other Party with respect to any Secured Obligations, (b) the unenforceability or invalidity as to any other Grantor or any other Party of the Secured Obligations, (c) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations,
(d) the cessation for any cause whatsoever of the liability of any Grantor or any other Party (other than by reason of the full payment and performance of all Secured Obligations), (e) to the extent permitted by law, any failure of any Secured Party to give notice of sale or other disposition to any Grantor or any defect in any notice that may be given in connection with any sale or disposition, (f) to the extent permitted by law, any failure of any Secured Party to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Secured Obligation, including without limitation any failure of any Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any obligation, (g) any act or omission of any Secured or others that directly or indirectly results in or aids the discharge or release of any Grantor or any other Person or the Secured Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of any Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Grantor, (j) the election by any Secured Party, in any bankruptcy proceeding of any other Grantor, of the application or non-application of
Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Grantor,
(l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (m) any agreement or stipulation with any other Grantor with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

    (g) In the event that all or any part of the Secured Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting liens on any interests in real property, each Grantor authorizes any Secured Party, upon the occurrence of and during the continuance of any Default or Event of Default, at their sole option, without notice or demand and without affecting any Secured Obligations or the validity or enforceability of any Liens of any Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale. Each Grantor expressly waives any defenses to the enforcement of the Financing Agreements or any Liens created or granted under the Financing Agreements or to the recovery by any Secured Party against any other Grantor or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of a Grantor and may preclude a Grantor from obtaining reimbursement or contribution from any Grantor.

    (h) To the extent that any Collateral pledged by a Grantor is sold hereunder and applied as payment of such Grantor's obligations under its Guaranty of the Secured Obligations, such Grantor's rights of subrogation shall be as set forth in such Guaranty.

    Section 21. Intercreditor Provisions. The Grantors are only acknowledging, and not agreeing to, Sections 10 through 16, inclusive, of this Agreement (the "Intercreditor Provisions"). The Secured Parties may, without notice to, or the consent, of the Grantors amend, modify or waive such Intercreditor Provisions from time to time. Each Grantor hereby acknowledges the foregoing Intercreditor Provisions. Each Grantor agrees to be bound by the provisions thereof as they relate to the relative rights of the Secured Parties as among such Secured Parties; provided, however, that, nothing in the Intercreditor Provisions shall amend, modify, change or supersede the respective terms of the Financing Agreements as between the Secured Parties or any of them and any Grantor or any other provisions of this Agreement. In the event of any conflict or inconsistency between the Intercreditor Provisions and the Financing Agreements, the Financing Agreements shall govern as between the respective Secured Parties thereto and each Grantor. Each Grantor further agrees that the Intercreditor Provisions shall not give any Grantor any substantive rights vis a vis any Secured Party or the Collateral Agent and that it shall not use the violation of any Intercreditor Provisions by any of the Parties hereto as a defense to the enforcement by any Secured Party under any Financing Agreement or any other section of this Agreement, nor assert such violation as a counterclaim or basis for set-off or recoupment against any of them. Each Grantor further acknowledges and agrees that the scope of the agency granted by the Intercreditor Provisions to the Collateral Agent hereunder is strictly limited by this Agreement. By its execution hereof, each Grantor hereby represents to each of the Secured Parties and the Collateral Agent that the execution, delivery and performance by such Grantor of the Note Agreement and the other Noteholder Documents does not constitute a violation of any of the provisions of the Bank Credit Agreement, any Additional Bank Credit Agreements or this Agreement.

    Section 22.1. Consent to Jurisdiction; Service of Process; Judgement Currency; Waiver of Jury Trial. (a) Each Grantor irrevocably submits to the nonexclusive in personam jurisdiction of any New York State or federal court sitting in New York City, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each Grantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

    (b) Each Grantor agrees, to the fullest extent it may effectively do so under applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 22.1 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

    (c) Each Grantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 22.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Grantor specified in
Section 19 or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 22.2. Each Grantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

    (d) Nothing in this Section 22.1 shall affect the right of the Collateral Agent to serve process in any manner permitted by law, or limit any right that the Collateral Agent may have to bring proceedings against such Grantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

    (e) Any payment on account of an amount that is payable hereunder in United States Dollars which is made to or for the account of the Collateral Agent in currency of any other jurisdiction, or in the lawful currency of any other country, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of such party, shall constitute a discharge of such party's obligation under this Agreement only to the extent of the amount of United States Dollars which the Collateral Agent could purchase in the foreign exchange markets with the amount of the currency of such other jurisdiction, or other currency, as the case may be, in accordance with normal banking procedures at the rate of exchange prevailing on the business day following receipt of the payment first referred to above. If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to the Collateral Agent, each Grantor agrees, to the full extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Collateral Agent from time to time and, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

    (f) Each Grantor waives trial by jury in any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith.

    Section 22.2. Service of Process upon Agent. Each Grantor hereby irrevocably designates, appoints and empowers DeVry, and successors as the designee, appointee and agent of such Grantor to receive, accept and acknowledge, for and on behalf of such Grantor and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Agreement in any Federal or New York State court sitting in New York City, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each Grantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, such Grantor will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 22.2. Each Grantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to this Agreement delivered to such Grantor in accordance with this Section 22.2 or to its then designee, appointee or agent for service. If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to such Grantor at the address specified in Section 19 by registered or certified mail, or overnight express air courier; provided that failure of such holder to provide such copy to such Grantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings. Each Grantor agrees that service upon such Grantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Grantor with respect to matters contemplated in this Section 22.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Grantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Collateral Agent to bring actions, suits or proceedings with respect to the obligations and liabilities of any Grantor under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the offices of the Collateral Agent may be located or assets of any Grantor may be found or as otherwise shall to the Collateral Agent seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

        IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Intercreditor Agreement to be duty executed as of the date first above written.

                                        [NAMES OF GRANTORS]



                                        By:
                                            Title:


STATE OF _____________)
	)  ss:
COUNTY OF ___________)

        On this ____ day of ______________, 2003, before me personally appeared ______________________, who, being by me duly sworn did depose and say that he/she resides at ______________________; that he/she is ______________ of
________________________, the corporation described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

                                        _______________________________________
                                        NOTARY PUBLIC

Accepted and agreed to by the Collateral Agent as of the date first above written.

                                        BANK OF AMERICA, N.A., as Collateral
                                        Agent



                                        By:



STATE OF _____________)
	)  ss:
COUNTY OF ___________)

        On this ____ day of ______________, 2003, before me personally appeared ______________________, who, being by me duly sworn did depose and say that he/she resides at ______________________; that he/she is ______________ of
________________________, the corporation described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

                                        _______________________________________
                                        NOTARY PUBLIC

Accepted and agreed to as of the date first above written by Bank of America, N.A. on behalf of all Banks in accordance with Section ___ of the Bank Credit Agreement.

                                        Bank of America, N.A., as
                                        Administrative  Agent, on behalf of
                                        itself and all Banks
                                        under the Bank Credit Agreement



                                        By:
                                           Title:


STATE OF _____________)
	)  ss:
COUNTY OF ___________)

        On this ____ day of ______________, 2003, before me personally appeared ______________________, who, being by me duly sworn did depose and say that he/she resides at ______________________; that he/she is ______________ of
________________________, the corporation described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

                                        _______________________________________
                                        NOTARY PUBLIC

Accepted and agreed to by the Noteholders as of the date first above written.

                                        [NAMES OF NOTEHOLDERS], a Noteholder



                                        By:
                                           Title:



STATE OF _____________)
	)  ss:
COUNTY OF ___________)

        On this ____ day of ______________, 2003, before me personally appeared ______________________, who, being by me duly sworn did depose and say that he/she resides at ______________________; that he/she is ______________ of
________________________, the corporation described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

                                        _______________________________________
                                        NOTARY PUBLIC

                                  EXHIBIT A

                              U.S. PLEDGED STOCK

     OWNER OF PLEDGED        ISSUER OF PLEDGED       CERTIFICATE     NO. OF
     EQUITY  INTEREST        EQUITY INTEREST             NO.         SHARES
     (US GUARANTOR)
---------------------------------------------------------------------------
        DeVry Inc.            DeVry University, Inc.      1           1,000

        DeVry Inc.            DeVry/New York Inc.         1           1,000

        DeVry Inc.            DeVry Educational
                              Products, Inc.              1           1,000

        DeVry Inc.            DeVry Leasing
                              Corporation                 1           1,000

        DeVry Inc.            DeVry/Becker
                              Educational Development
                              Corp.                       1           1,000

        DeVry Inc.            Becker CPA Review Corp.     1           1,000

        DeVry University Inc. DeVry Educational
                              Development Corp.           1           1,000

        Dominica Management
        Inc.                  Ross University
                              Services, Inc.              1           1,000

        DeVry Inc.            International Education
                              Holdings, Inc.              1           10

        Ross University
        Services Inc.         International Education
                              Holdings, Inc.              3           1,000

        DeVry Inc.            Dominica Management,
                              Inc.                       [ ]       1,130,225
                                                                   COMMON
                                                                   SHARES

                                                         [ ]       40,224,125
                                                                   CLASS A
                                                                   PREFERRED
                                                                   SHARES

                                                         [ ]       25,000
                                                                   CLASS B
                                                                   PREFERRED
                                                                   SHARES
        DeVry Inc. /          Global Education
        International         International, Inc.         2          65
        Education
        Holdings, Inc.(1)

        DeVry University,Inc. DeVry Canada LLC     UNCERTIFICATED  100% OF
                                                        D          MEMBERSHIP
                                                                   INTERESTS

        DeVry University,Inc. DeVry Florida LLC   UNCERTIFICATED   100% OF
                                                        D          MEMBERSHIP
                                                                   INTERESTS

(1) DeVry Inc. transferred ownership of Global Education International, Inc. on the Closing Date to International Education Holdings, Inc. A filing in Barbados with respect to such transfer is necessary in order to transfer beneficial ownership. Once such filing has been recorded in accordance with Barbados law, International Education Holdings, Inc. will be the sole owner.

                                  EXHIBIT B



                            OFFSHORE PLEDGED STOCK


OWNER OF PLEDGED EQUITY      ISSUER OF PLEDGED       CERTIFICATE     NO. OF
       INTEREST              EQUITY INTEREST             NO.         SHARES
(OFFSHORE GUARANTOR)
---------------------------------------------------------------------------
DeVry Inc. /                 Global Education             3            35
International Education      International, Inc.
Holdings, Inc.(2)

Global Education             Ross University             [ ]         10,000
International, Inc.          Management, Inc.

Ross University              Ross University             V7            65
Management, Inc.             School of Medicine
                             of Veterinary Medicine
                             Limited                     V8            35

(2) DeVry Inc. transferred ownership of Global Education International, Inc. on the Closing Date to International Education Holdings, Inc. A filing in Barbados with respect to such transfer is necessary in order to transfer beneficial ownership. Once such filing has been recorded in accordance with Barbados law, International Education Holdings, Inc. will be the sole owner.

                                EXHIBIT C-1
                        FORM OF ACKNOWLEDGMENT TO
                        PLEDGE AND INTERCREDITOR
                     AGREEMENT FOR ADDITIONAL LENDER
                UNDER AN ADDITIONAL BANK CREDIT AGREEMENT

      Reference is hereby made to the Pledge and Intercreditor Agreement dated as of May 16, 2003 (the "Agreement"), among the Lenders party to the Bank Credit Agreement, the Issuing Bank and the Collateral Agent, and the Noteholders and any Additional Noteholders party thereto and certain other parties, if any, thereto. The undersigned Additional Lender or its agent has entered into a _____________ Agreement dated as of _____________ with _____________ and desires the Bank Credit Obligations with respect thereto to be secured by the Agreement. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby.




                                        --------------------------------,
                                        as an Additional Lender


                                        By:
                                           Title:
                                           Date:

[ADD NOTARY LANGUAGE]
                                        Notice Address:








                                        Acknowledged and Agreed:

                                        [NAMES OF GRANTORS]



                                        By:
                                           Title:
                                           Date:
[ADD NOTARY LANGUAGE]

                                        BANK OF AMERICA, N.A., as Collateral
                                        Agent



                                        By:
                                           Title:
                                           Date:
[ADD NOTARY LANGUAGE]


                                        --------------------------------
                                        (Other Grantors)



                                        By:
                                           Title:
                                           Date:
[ADD NOTARY LANGUAGE]

                                EXHIBIT C-2

                        FORM OF ACKNOWLEDGEMENT TO
                        PLEDGE AND INTERCREDITOR
                   AGREEMENT FOR ADDITIONAL NOTEHOLDERS
                    UNDER AN ADDITIONAL NOTE AGREEMENT

      Reference is hereby made to the Pledge and Intercreditor Agreement dated as of May 16, 2003 (the "Agreement"), among the Lenders party to the Bank Credit Agreement, the Issuing Bank and the Collateral Agent, and the Noteholders and any Additional Noteholders party thereto and certain other parties, if any, thereto. The undersigned Additional Noteholder has entered into _____________ Agreement dated as of _____________ with _____________ and desires the Senior Note Obligations with respect thereto to be secured by the Agreement. The undersigned acknowledges the terms of the Agreement and agrees to be bound thereby.




                                        -------------------------------,
                                        as an Additional Lender


                                        By:
                                           Title:
                                           Date:

[ADD NOTARY LANGUAGE]
                                        Notice Address:








                                        Acknowledged and Agreed:

                                        [NAMES OF GRANTORS]



                                        By:
                                           Title:
                                           Date:

[ADD NOTARY LANGUAGE]
                                        BANK OF AMERICA, N.A., as Collateral
                                        Agent



                                        By:
                                           Title:
                                           Date:
[ADD NOTARY LANGUAGE]


                                        -------------------------------
                                        (Other Grantors)



                                        By:
                                           Title:
                                           Date:
[ADD NOTARY LANGUAGE]

                                EXHIBIT D

                PLEDGE AND INTERCREDITOR AGREEMENT JOINDER

        Re:     $75,000,000 Floating Rate Senior Notes, Series A,
                           due April 30, 2010
                              of DeVry Inc.
                                   And
                $50,000,000 Floating Rate Senior Notes, Series B,
                           due April 30, 2010
                  of Global Education International, Inc.

        This PLEDGE AND INTERCREDITOR AGREEMENt JOINDER dated as of _________, _____ (the or this "Joinder") is entered into by the undersigned __________, a
____________ corporation (a "Grantor"), to amend the definition of Grantor as set forth in Pledge and Intercreditor Agreement dated as of May 16, 2003 (the "Pledge and Intercreditor Agreement"). Terms not otherwise defined herein shall have the meaning set forth in the Pledge and Intercreditor Agreement.

                                RECITALS

        A. The Grantor, is presently a Subsidiary of [DeVry Inc., a Delaware corporation, a Delaware corporation ("DeVry") or Global Education
International, Inc., a Barbados corporation ("GEI")].

        B. Pursuant to the terms of that certain Credit Agreement dated as of May 16, 2003 (as amended, restated, superseded or otherwise modified from time to time, the "Bank Credit Agreement") among the Obligors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the banks and other lenders or institutions from time to time party thereto (together with any Additional Lenders, the "Banks"), the Banks are extending credit to the Obligors on the terms provided therein. The obligations of DeVry under the Bank Credit Agreement are unconditionally guaranteed by certain subsidiaries of DeVry which are organized under the laws of a jurisdiction within the United States (the "U.S. Subsidiaries"), and the obligations of GEI under the Bank Credit Agreement are unconditionally guaranteed by DeVry, by the U.S. Subsidiaries and by certain subsidiaries of GEI which are organized under the laws of a jurisdiction located outside the United States (the "Offshore Subsidiaries").

        B. Pursuant to the terms of that certain Note Purchase Agreement dated as of May 16, 2003 (as amended, restated, superseded or otherwise modified from time to time, the "Note Agreement"), among the Obligors and the several Purchasers named in Schedule A thereto (together with any successors and assigns, the "Noteholders"), DeVry is selling, and the Noteholders are purchasing from DeVry, its $75,000,000 Floating Rate Senior Notes, Series A, due April 30, 2010 (the "DeVry Notes"), and GEI is selling, and the Noteholders are purchasing from GEI, its $50,000,000 Floating Rate Senior

Notes, Series B, Due April 30, 2010 (the "GEI Notes" and, together with the DeVry Notes, are collectively referred to as the "Senior Notes"). The obligations of DeVry under the DeVry Notes and the Note Agreement are unconditionally guaranteed by the U.S. Subsidiaries, and the obligations of GEI under the GEI Notes and the Note Agreement are unconditionally guaranteed by DeVry, by the U.S. Subsidiaries and by the Offshore Subsidiaries.

        C. As a condition to the extension of financial accommodations to be given under the Bank Credit Agreement by the Banks, and as a condition precedent to the purchase of the Senior Notes by the Noteholders pursuant to the Note Agreement, the Secured Parties required that the Obligors and the other Grantors and the Collateral Agent enter into the Pledge and Intercreditor Agreement to secure the obligations of each Grantor in respect of the Financing Agreements, and to appoint the Collateral Agent as collateral agent for and on behalf of the Secured Parties, as otherwise more particularly set forth herein.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Grantor does hereby covenant and agree, as follows:

        The Grantor desires to amend the definition of Grantor (as the same may have been heretofore amended) set forth in the Pledge and Intercreditor Agreement attached hereto so that at all times from and after the date hereof, the Grantor shall be liable as set forth in the Pledge and Intercreditor Agreement for the obligations of [a U.S. Grantor or Offshore Grantor] under the Pledge and Intercreditor Agreement to the extent and in the manner set forth therein. The Grantor does hereby pledges, charges, assigns, transfers and sets over to the Collateral Agent, for the ratable benefit of the [Secured Parties or GEI Secured Parties], and hereby pledges, charges, assigns, transfers and grants to the Collateral Agent, for the ratable benefit of the [Secured Parties or GEI Secured Parties], a continuing security interest in all of such Grantor's interest and property rights, whether now existing or hereafter acquired or arising, in and to the property described on Exhibit A to this Joinder. [Specify whether DeVry and/or GEI's obligations are to be secured.]

        The undersigned is the duly elected ____________ of the Grantor and is duly authorized to execute and deliver this Joinder. The execution by the undersigned of this Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Pledge and Intercreditor Agreement by such execution the Grantor shall be deemed to have made the representations and warranties set forth in Section 3 of the Pledge and Intercreditor Agreement in favor of the Collateral Agent and Secured Parties as of the date of this Joinder.

        Upon execution of this Joinder, the Pledge and Intercreditor Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Pledge and Intercreditor Agreement are hereby ratified, confirmed and approved in all respects.

        [At time of execution this form of Joinder shall be revised and/or shall contain such additional terms or provisions as may be deemed acceptable by the Collateral Agent, provided that such terms and provisions shall apply to all Secured Obligations and all Secured Parties equally and ratably.]

        Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Pledge and Intercreditor Agreement without making specific reference to this Joinder, but nevertheless all such references shall be deemed to include this Joinder unless the context shall otherwise require.


                                        [NAME OF GRANTOR]



                                        By
                                           Its



STATE OF _____________)
	)  ss:
COUNTY OF ___________)

        On this ____ day of ______________, 2003, before me personally appeared ______________________, who, being by me duly sworn did depose and say that he/she resides at ______________________; that he/she is ______________ of
________________________, the corporation described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

                                        _______________________________________
                                        NOTARY PUBLIC

        EXHIBIT A TO PLEDGE AND INTERCREDITOR AGREEMENT JOINDER

                        [Description of collateral]